As filed with the Securities and Exchange Commission on December 11, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VAST RENEWABLES LIMITED
(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 7.02, 124 Walker Street,
North Sydney, NSW 2060
Australia
+61 2 4072 2889
(Address of principal executive offices, including zip code)
Vast Renewables Limited Equity Plan
(Full title of the Plan)
Puglisi & Associates
850 Library Avenue, Newark, Delaware 19711
Telephone: (302) 738 6680
(Name of agent for service; address and zip code; area code and telephone number)

Send copies to:

Joel Rennie
Elliott Smith
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected to decline the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed by Vast Renewables Limited (the “Registrant”) in accordance with the requirements of Form S-8 for the purpose of registering the issuance of 7,086,031 ordinary shares, no par value of the Registrant (the “Ordinary Shares”), issuable pursuant to the Registrant’s Equity Plan (the “Plan”).
1

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1. Plan Information.*
ITEM 2. Registrant Information and Employee Plan Annual Information.*

*
In accordance with the instructional note to Part I of Form S-8 as promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 is not required to be filed with the SEC either as part of this Registration Statement, prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and it has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and those incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference
We incorporate information herein by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part hereof, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date hereof. We incorporate by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•
Our Final Prospectus, dated November 12, 2024, filed with the SEC on November 14, 2024 pursuant to Rule 424(b) under the Securities Act, relating to Post-Effective Amendment No. 2 to our Registration Statement on Form F-1, which contains audited consolidated financial statements for our latest fiscal year for which such statements have been filed;

•	Our Current Report on Form 6-K, filed with the SEC on November 25, 2024, including the press release attached as Exhibit 99.1 to such report; and
•
The description of our Ordinary Shares contained in Exhibit 2.7 to our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Registration Statement unless we expressly indicate in such documents that they or portions thereof shall be incorporated herein by reference.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. Description of Securities
Not applicable.
ITEM 5. Interests of Named Experts and Counsel
Not applicable.
ITEM 6. Indemnification of Directors and Officers
Australian law. Australian law provides that a company or a related body corporate of the company may provide for indemnification of a person as an officer or auditor of the company, except to the extent of any of the following liabilities incurred as an officer or auditor of the company:

●	a liability owed to the company or a related body corporate of the company;
●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or
●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith.
Australian law provides that a company or related body corporate of the company must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;
●	in defending or resisting criminal proceedings in which the person is found guilty;
●	in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or
●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.
Constitution. Our Constitution provides, to the extent permitted by and subject to any applicable law, for the indemnification of each director, secretary and officer of the Company, or a subsidiary of the Company against any liability incurred by that person in such capacity, and for any legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil or criminal or of an administrative or investigatory nature, in which the person becomes involved because of that capacity.
SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
ITEM 7. Exemption from Registration Claimed
Not applicable.

ITEM 8. Exhibits
The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).
EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Constitution of Vast. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement on Form F-4 (File No. 333-272058), filed with the SEC on November 20, 2023.

5.1*	Opinion of Gilbert+Tobin.

10.1†	Vast Renewables Limited Equity Plan (incorporated by reference to Exhibit 10.67 to Registration Statement on Form F-1 (File No. 333-277574), filed with the SEC on February 29, 2024.

23.1*	Consent of Gilbert+Tobin (included as part of Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers with respect to Vast.
23.3*	Consent of PricewaterhouseCoopers with respect to SiliconAurora Pty Ltd.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.
†	Indicates a management contract or any compensatory plan, contract or arrangement.
ITEM 9. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Houston, Texas, on December 11, 2024.

VAST RENEWABLES LIMITED

By:	/s/ Marshall D. Smith
Name:	Marshall D. Smith
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Craig Wood and Marshall D. Smith as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Title	Date

By:	*	Chief Executive Officer and Director	December 11, 2024
	Name: Craig Wood	(Principal Executive Officer)

By:	/s/ Marshall D. Smith	Chief Financial Officer (Principal Financial Officer and	December 11, 2024
	Name: Marshall D. Smith	Principal Accounting Officer)

By:	*	Chair	December 11, 2024
Name: Peter Botten

By:	*	Director	December 11, 2024
Name: Colleen Calhoun

By:	*	Director	December 11, 2024
Name: Thomas Quinn

By:	*	Director	December 11, 2024
Name: William Restrepo

By:	*	Director	December 11, 2024
Name: Colin Richardson

By:	*	Director	December 11, 2024
Name: John Yearwood

*	/s/ Marshall D. Smith
Marshall D. Smith
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vast Renewables Limited., has signed this Registration Statement or amendment thereto in Newark, Delaware, on December 11, 2024.

Puglisi & Associates

By:	/s/ Donald Puglisi
Name: Donald Puglisi
Title: Authorized Representative